UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021 (July 19, 2021)

Knoll, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12907	13-3873847
(Commission	(I.R.S. Employer
File Number)	Identification No.)

1235 Water Street
East Greenville, Pennsylvania	18041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 679-7991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

On July 19, 2021, Herman Miller, Inc., a Michigan corporation (“Herman Miller”), completed its previously announced acquisition of Knoll, Inc., a Delaware corporation (“Knoll”), through the merger of Heat Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Herman Miller (“Merger Sub”), with and into Knoll (the “Merger”), with Knoll being the surviving corporation in the Merger (the “Surviving Corporation”), pursuant to the Agreement and Plan of Merger, dated as of April 19, 2021 (the “Merger Agreement”), by and among Knoll, Herman Miller and Merger Sub. At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Knoll (“Knoll Common Stock”) outstanding immediately prior to the Effective Time (excluding shares owned by Knoll as treasury stock, shares owned by the deal parties or their subsidiaries, or shares subject to Knoll restricted stock awards) was converted into the right to receive (i) $11.00 per share in cash, without interest (the “Cash Consideration”) and (ii) 0.32 (the “Exchange Ratio”) shares of common stock of Herman Miller (together with the Cash Consideration, the “Merger Consideration”).

The Merger Agreement did not provide for the payment of any consideration with respect to the issued and outstanding shares of Series A Convertible Preferred Stock, par value $1.00 per share, of Knoll (“Knoll Preferred Stock”), which shares were purchased by Herman Miller immediately prior to the Effective Time pursuant to the terms of the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of April 19, 2021, by and between Herman Miller and Furniture Investments Acquisitions S.C.S. Prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, Furniture Investment Acquisitions S.C.S. was the holder of all of the outstanding shares of Knoll Preferred Stock.

As a result of the consummation of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement, Knoll became a wholly-owned subsidiary of Herman Miller.

The issuance of shares of common stock of Herman Miller in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Herman Miller’s registration statement on Form S-4 (File No. 333-256401), declared effective by the Securities and Exchange Commission (the “SEC”) on June 11, 2021.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Knoll’s Current Report on Form 8-K filed on April 22, 2021. The Merger Agreement is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on July 19, 2021, Knoll terminated all outstanding commitments, including commitments to issue letters of credit, under the Third Amended and Restated Credit Agreement, dated as of January 23, 2018 (as amended from time to time, the “Credit Agreement”), by and among Knoll, the foreign borrowers party thereto, the guarantors party thereto, the lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer. In connection with the termination of the Credit Agreement, on July 19, 2021, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full, and all liens securing such obligations and guarantees of such obligations and securing any letter of credit or hedging obligations permitted by the Credit Agreement to be secured by such liens were released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Knoll notified the New York Stock Exchange (“NYSE”) that each outstanding share of Knoll Common Stock was converted into the right to receive the Merger Consideration and requested that NYSE withdraw the listing of the Knoll Common Stock. Upon Knoll’s request, NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Knoll Common Stock. The Knoll Common Stock ceased trading prior to the opening of the market on July 20, 2021, and will no longer be listed on NYSE. In addition, the Surviving Corporation intends to file with the SEC a Form 15 requesting that the reporting obligations of Knoll under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 be suspended.

Item 3.02 Unregistered Sale of Equity Securities

Following the consummation of the transactions contemplated by the Merger Agreement, Knoll issued 100 shares of Knoll Common Stock to Herman Miller in exchange for all of the outstanding shares of Knoll Preferred Stock held by Herman Miller. The shares of Knoll Common Stock were issued to Herman Miller pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended under Section 4(a)(2).

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.02, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each share of Knoll Common Stock outstanding immediately prior to the Effective Time (excluding shares owned by Knoll as treasury stock, shares owned by the deal parties or their subsidiaries, or shares subject to Knoll restricted stock awards) was converted into the right to receive the Merger Consideration.

At the Effective Time: (a) each outstanding and unexercised option award to purchase shares of Knoll Common Stock, whether or not vested, was cancelled in consideration for the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (i) the excess, if any, of the value of the Merger Consideration over the exercise price per share of Knoll Common Stock subject to such option immediately prior to the Effective Time multiplied by (ii) the number of shares of Knoll Common Stock subject to such option immediately prior to the Effective Time; (b) except as provided below, each outstanding award of restricted Knoll Common Stock was converted into an award in respect of a number of shares of restricted common stock of Herman Miller equal to the product of (i) the number of shares of Knoll Common Stock subject to the award multiplied by (ii) the sum of (A) the Exchange Ratio and (B) the quotient of (x) the Cash Consideration divided by (y) the volume weighted average price per share of common stock of Herman Miller on the NASDAQ for the five consecutive trading days ending the two trading days prior to the closing date (such sum, the “Equity Award Exchange Ratio”); (c) each outstanding award of restricted common stock of Knoll held by an individual who was a non-employee director of Knoll as of the closing date fully vested and was converted into the right to receive the Merger Consideration and any accrued but unpaid dividends in respect of each share of Knoll Common Stock subject to the award; (d) except as provided below, each outstanding award of performance units was converted into a time-vesting restricted unit award in respect of a number of shares of restricted common stock of Herman Miller equal to the product of (i) the number of shares of Knoll Common Stock subject to the award (determined by deeming performance goals to be achieved at 100%) multiplied by (ii) the Equity Award Exchange Ratio; (e) each outstanding award of performance units relating to Knoll Common Stock with performance conditions that are based on the performance of a specific Knoll subsidiary was converted into a performance unit award, in respect of a number of shares of common stock of Herman Miller equal to the product of (i) the number of shares of Knoll Common Stock subject to the award multiplied by (ii) the Equity Award Exchange Ratio; and (f) each outstanding award of performance units that was held by an individual who is a former employee of Knoll, and remains eligible to vest, was cancelled and converted into the right to receive the Merger Consideration in respect of each share of Knoll Common Stock subject to the award (determined by deeming performance goals achieved at 100% and prorated to the extent contemplated by the applicable award agreement) and any accrued but unpaid dividends in respect of each share of Knoll Common Stock subject to the award.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger and the transactions contemplated by the Stock Purchase Agreement, at the Effective Time, Knoll became a wholly-owned subsidiary of Herman Miller.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, all of the directors and officers of Knoll prior to the Effective Time ceased to be directors and/or officers of Knoll, as applicable, effective as of the Effective Time.

From and after the Effective Time, until the earlier of their death, resignation, or removal or until successors are duly elected or appointed and qualified, (i) the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation and (ii) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time: (1) Knoll’s Amended and Restated Certificate of Incorporation was amended and restated in accordance with the Merger Agreement; and (2) the bylaws of Merger Sub in effect immediately prior to the Effective Time became the bylaws of Knoll.

On July 19, 2021, Knoll filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate the Knoll Preferred Stock. Effective upon filing, the Certificate of Elimination eliminated from Knoll’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Knoll Preferred Stock. The shares that were designated to such series were returned to the status of authorized but unissued shares of preferred stock, par value $1.00 per share, of Knoll, without designation as to series.

Copies of the Amended and Restated Certificate of Incorporation of Knoll, Inc., the Amended and Restated Bylaws of Knoll, Inc. and the Certificate of Elimination are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 19, 2021, by and among Knoll, Inc., Herman Miller, Inc. and Heat Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Knoll’s Current Report on Form 8-K filed on April 22, 2021).

3.1	Amended and Restated Certificate of Incorporation of Knoll, Inc.

3.2	Amended and Restated Bylaws of Knoll, Inc.

3.3	Certificate of Elimination of Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on July 19, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and Knoll agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request; provided that Knoll may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLL, INC.

By:	/s/ John Michael
	Name:	John Michael
	Title:	President

Date: July 20, 2021